Exhibit 10.12
OPTION TO PURCHASE REAL ESTATE
     This option made and entered by and between Dale Bartels and Bonnie Bartels, husband. and wife, 1509 North 900 West, Farmland, IN 47340, hereinafter referred to as SELLER, and Cardinal Ethanol, LLC, 2 OMCO Square, P.O. Box 501, Winchester, Indiana 47394, hereinafter referred to as BUYER, WITNESSETH:
     SELLER is the owner of the real estate described at Exhibit “A”.
     SELLER desires to grant BUYER an option to purchase the real estate described at Exhibit “A”.
     For and in consideration of the sum of One Thousand Five Hundred (51,500.00) Dollars paid to SELLER by BUYER, SELLER gives and grants to BUYER the exclusive option, under the following terms and conditions, to purchase the real estate described at Exhibit “A”, said real estate to be surveyed, together with the buildings and. all improvements thereon, the real estate described at Exhibit “A” as surveyed, together with the buildings and improvements thereon, sometimes hereinafter referred to as PROPERTY.
     1. Term of Option. BUYER shall exercise this option on or before January 30, 2007. BUYER may extend the time to exercise this option to January 30, 2008, provided on or before January 30, 2007, BUYER gives to SELLER written notice of BUYER’S desire to extend the time to exercise this option and pays to SELLER an additional One Thousand Five Hundred (Sl,.500.00) Dollars at the time of giving said written notice. If BUYER has not exercised this option on or before January 30, 2007, or on or before the extension date, this option shall terminate, be of no further force and effect, and SELLER shall be entitled to keep all sums paid under this agreement.

     2. Exercise of Option. This option may be exercised by giving written notice to SELLER, at SELLER’S address as set forth above, by certified mail, return receipt requested or by personal service, on or before midnight of January 30, 2007, or on or before midnight of the extension date.
     3. Purchase Price. The purchase price for the PROPERTY shall be the sum of Forty Thousand ($40,000.00) Dollars and the residence and buildings and five (5) acres upon which is situate and which surrounds said residence and buildings located on the following described real estate in Randolph County, State of Indiana, to-wit: Sixty (60) acres of even width off of the entire south end of the west half of the southwest quarter of Section thirteen (13), Township twenty (20) North, Range twelve (12) east. BUYER’S transfer of the FIVE ACRE TRACT will be subject to the terms and conditions contained in “Exhibit B”.
     4. Survey. At any time after the execution of this option and during the option period or after the exercise of this option, BUY ER shall cause an ALTA/ACSM survey of the PROPERTY by Beals Surveying Corporation, Richmond, IN. The cost of the survey shall initially be paid by the BUYER. Provided, that if BUYER objects to any material matter disclosed by the survey and SELLER is not able to cure the defect as provided herein and BUYER cancels this agreement because of such material defect, then SELLER shall pay one-half (1/2) of the cost of the survey to BUYER. Provided, further, that if this transaction closes, SELLER shall pay one-half (1/2) of the cost of the survey by BUYER being credited with one-half (1/2) of the cost at the closing. BUYER shall have fourteen (14) days after the delivery of said survey to object to any material matter disclosed by the Survey. SELLER shall be able to cure any matter objected to by

BUYER on or before fifteen (15) days prior to closing. In the event SELLER is unable to cure any material matter disclosed by the survey and objected to by BUYER, this agreement shall become null and void and all sums paid by BUYER to SELLER under this option shall be retained by SELLER.
     5. Deed. Upon payment in. full by BUYER to SELLER. of the purchase price for SELLER agrees to convey the PROPERTY to BUYER by warranty deed, which warranty deed will convey the PROPERTY to the BUYER free and clear of any and all liens and encumbrances except easements and restrictions of record acceptable to BUYER, real estate taxes and assessments, those liens and. encumbrances that may possibly attach to the PROPERTY by reason of the acts of omission or commission of the BUYER, and those liens and encumbrances as herein set forth and specified.
     6. Property Taxes. SELLER shall pay all installments of property taxes which become due prior to the Closing. Property taxes and assessments relating to the PROPERTY for the calendar year of the Closing shall be prorated between SELLER and BUYER as of the Closing date. If the actual amount of taxes for the calendar year of the Closing is not known at the time of the Closing date, the proration shall be based on the amount of taxes due and payable with respect; to the PROPERTY for the calendar year immediately preceding the calendar year of the closing, and BUYER shall be credited on the closing statement at the Closing SELLER’S pro rata portion of those taxes.
     7. Evidence of Title. At any time after the execution of this option and during the option period or after the exercise of this option and after the completion of the survey and the request of BUYER, SELLER shall furnish BUYER a commitment for title insurance issued by a title company acceptable to BUYER certified to a date within thirty (30) days of delivery to BUYER, showing merchantable title to the PROPERTY in the name of SELLER. The cost of the commitment shall initially be paid by BUYER. Provided, that if BUYER objects to any material defect and SELLER is not able to cure the material defect as provided hereafter and BUYER cancels this transaction because of such material defect, then SELLER shall pay to BUYER. the cost of said title commitment. Provided, further, that if this transaction closes, then SELLER shall pay for the title insurance by BUYER being credited with such cost at the closing, The cost of updates to the title insurance commitment shall be paid by BUYER (with no credit) unless the updates are required because of material defects noted in the original commitment, in which case, SELLER shall pay for said updates. BUYER shall have fourteen (14) days after the delivery of said commitment for title insurance to notify SELLER of the acceptance of title or of any material defects therein. It is agreed by SELLER and BUYER that the following shall not be considered material defects in title: easements, covenants and restrictions of record acceptable to BUYER; real estate taxes and assessments; liens and encumbrances as set forth and mentioned in this agreement; any liens and encumbrances that may possibly attach to the PROPERTY by reason of the acts of omission or commission of the BUYER: and those liens and encumbrances that will be paid at the time of closing. SELLER shall be able to cure any material defects in title on or before fifteen (15) days prior to closing. In the event SELLER is unable to cure said material title defects, this agreement shall become null and void and all sums paid by BUYER to SELLER wider this option shall be retained by SELLER.

     On or before thirty (30) days after the closing of this transaction, SELLER shall deliver to BUYER a title insurance policy which shall show merchantable title to the PROPERTY in the name of BUYER and show said real estate to be free and clear of any and all liens and encumbrances except as set forth above.
     8. Right of Inspection and Investigation. At any time after the execution of this option and during the option period or after the exercise of this option, BUYER shall have the right, at BUYER’S expense, to conduct such inspections and investigations of the PROPERTY as BUYER may desire at BUYER’S absolute discretion. BUYER shall pay to SELLER any damages caused by BUYER or BUYER’S agents, independent contractors or employees for damages to the PROPERTY as a result of BUYER’S inspections or investigations. In the event BUYER’S inspections and investigations reveal that the PROPERTY is not satisfactory for BUYER’S purposes, such determination to be in BUYER’S sole and absolute discretion, this option shall become null and void and all sums paid by BUYER, to SELLER under this agreement shall be retained by SELLER.
     9. Permits to Allow Use of PROPERTY for BUYER’S Intended Purpose. At any time after the execution of this option, and during the option period, or after the exercise of this option, BUYER shall, at BUYER’S expense, pursue and obtain from all governmental authorities and nongovernmental entities, approvals which are necessary to permit the use of the PROPERTY for BUYER’S intended purposes. SELLER shall execute such documents as are necessary and shall assist BUYER to obtain such approvals. In the event BUYER cannot obtain such approvals, this agreement shall become null and void and all sums paid by BUYER to SELLER under this option shall be retained by SELLER.
     10. Assignment. This option may not be assigned by BUYER to any individual, limited partnership, corporation or other entity unless the consent of the SELLER is first obtained in writing, however such written consent of the SELLER shall not be unreasonably withheld.
     11. Real Estate Agent. The parties agree that BUYER has no responsibility for the payment of any real estate agent or brokerage fees incurred in the sale of the PROPERTY.
     12. Recording. A memorandum of this option may recorded in the public records of Randolph County, State of Indiana.
     13. Time. Time is of the essence of this option.
     14. Attorney’s Fees. After the exercise of this option by BUYER, in the event that either party shall fail or refuse to complete the transaction as provided for in this option, the non-prevailing party shall pay the prevailing party all reasonable expenses including, but not limited to, Attorneys fees and Court costs, incurred by the prevailing party in any litigation, negotiation or transactions relating to, or arising out of, the enforcement of this option by the prevailing party.
     15. Expenses. SELLER shall pay for the cost of deed preparation; the cost of an Owner’s Policy of Title Insurance (as provided in paragraph 7 herein); the cost of curing title defects; and one-half (1/2) the cost of survey (as provided in paragraph 4 herein). BUYER shall pay the cost of any inspections of the real estate under paragraph 8, the settlement fee and one-half (1/2) of the cost of the survey (subject to paragraph 4 herein). Any other costs of this transaction will paid by the party incurring the same.

     16. Closing. This transaction shall close at the law office of Robert G. Cook, 116 E. Washington Street, Winchester, IN 47394, or such other place as may be agreed upon by the parties, thirty (30) days after the conditions of paragraphs 4, 7, 8, and 9 have been met and on the same date as SELLER’S closing with Timothy L. Cheesman and Diana S. Cheesman, husband and wife; Lydia E. Harris, Trustee of the Lydia E. Harris Trust; and Rex V. James, Trustee of the Mary Frances James Revocable Trust Agreement. Provided, that this transaction shall, in any event, close no later than six (6) months after the date the option is exercised. Proceeds shall be distributed to SELLER after SELLER’S transactions are closed and after BUYER’S transactions are closed with the Robert M. Cheesman and Lena M. Cheesman Revocable Living Trust; Lydia E. Harris, Trustee of the Lydia E. Harris Trust; and Rex V. James, Trustee of the Mary Frances James Revocable Trust Agreement.
     17. SELLER’S Default. After the exercise of this option by BUYER, in the event that SELLER. shall refuse or fail to complete the transaction as provided for in this option, SELLER shall pay to BUYER all sums paid to SELLER under this option and this option shall be considered null and void or, at the option of BUYER, BUYER may pursue such remedies as are available to BUYER at either law or equity.
     18. BUYER’S Default. After the exercise of this option by BUYER, in the event that BUYER shall refuse or fail to complete the transaction as provided for in this option, SELLER’S sole and only remedy shall be to retain all sums paid under this option as liquidated damages and this option shall be considered null and void.
     19. Severability. If any provision of this option is held invalid by a Court of competent jurisdiction, it shall be considered deleted from this option, but such invalidity shall not affect the other provisions that can be given effect without the invalid provisions.
     20. Entire Agreement. This option constitutes the entire agreement between the parties. This option shall not he amended except by written agreement signed by both parties.
     21. Headings. Headings or titles to said sections or paragraphs of this option are solely for the convenience of the parties and shall have no effect whatsoever on the interpretation of the provisions of this agreement.
     22. Law Governing. This option shall be governed by the laws of the State of Indiana.
     23. Authority. The undersigned person executing this agreement for and on behalf of BUYER represents and certifies that he is the President of BUYER and he has authority to execute this agreement for and on behalf of BUYER.
     24. Binding on Successors and Assigns. Provisions of this agreement will bind the successors and assigns of the respective parties.
     25. Contingency: If the event BUYER does not close with the Robert M. Cheesman and Lena M. Cheesman Revocable Living Trust, Lydia E. Harris, Trustee of the Lydia E. Harris Trust under a written trust agreement dated September 18, 1992, and Rex V. James, Trustee of the Mary Frances James Revocable Trust Agreement dated September 18, 2003, this agreement shall be considered null and void and all sums paid under this option shall be retained by SELLER.

     IN WITNESS WHEREOF, SELLER has executed this agreement this 11th day of Jan, 2006, and BUYER has caused this agreement to be executed this 11th day of January, 2006.

Cardinal Ethanol, LLC
/s/ Dale L. Bartels	By:	/s/ Troy Prescott

Dale Bartels		Troy a. Prescott
President
/s/ Bonnie Bartels

Bonnie Bartels

SELLER		BUYER

State of Indiana,
County of Randolph, SS:
     Before me, the undersigned Notary Public in and for Randolph County, Indiana, this 11th day of January, 2006, came Dale Bartels and Bonnie Bartels, husband and wife, and acknowledged the execution of the foregoing instrument.

Witness my hand and official seal.
/s/ Barbara F. Fisher
Notary Public
Printed Name: Barbara F. Fisher County of Residence: Randolph

My Commission Expires:
9/20/09
State of Indiana,
County of Randolph, SS:
     Personally appeared before me, the undersigned Notary Public in and for Randolph County, State of Indiana, this 10th day of January, 2006, Troy A. Prescott, personally known to m e to be President of Cardinal Ethanol, LLC, and after first being duly sworn upon his oath, acknowledged the execution of the above and foregoing instrument for and on behalf of Cardinal Ethanol, LLC, and stated that the representations contained therein are true.

/s/ Kerissa J. McComb
Notary Public
Printed Name: Kerissa J. McComb County of Residence: Randolph

My Commission expires
9/28/12
This instrument prepared by Robert G. Cook, Attorney, Winchester, IN

The following described real estate situate in Randolph County, Indiana, to-wit:
Being a part of the Northwest Quarter and Southwest Quarter both being Section 13, Township 20 North, Range 12 East in Monroe Township, Randolph County, Indiana, and being more particularly described as follows:
Beginning at an iron rod at the West Quarter corner of Section 13, (assuming that the west line of the Northwest Quarter runs north and south), and running thence north, along the said west line, 137.66 feet to an iron rod; thence south 87 degrees and 58 minutes east, 623.10 feet to an iron pipe; thence south 1 degrees and 00 west, 123.50 feet to an iron pipe; thence north 89 degrees and 34 minutes west, 311.68 feet to an iron pipe; thence south 71 degrees and 24 minutes west, 123.95 feet to an iron pipe; thence north 89 degrees and 34 minutes west, 191.28 feet to an iron rod in the west line of the said. Southwest Quarter; thence north 0 &gees and 23 minutes west, along said west line, 43,57 feet to the place of beginning, containing an area of 2.118 acres, there being 1,875 acres in the Northwest Quarter and 0.243 acres in the Southwest Quarter. 2,
SUBJECT TO: The right-of-way of County Road 900 West, and any easements of record
EXHIBIT “A”

Conditions of Transfer of FIVE ACRE TRACT
     Buyer shall convey the FIVE ACRE TRACT under the following terms and conditions:
          I, The FIVE ACRE TRACT shall include all appurtenant rights., privileges and easements, and all buildings and fixtures in their present condition. BUYER shall cause a survey of the PROPERTY by Beals Surveying Corporation, Richmond, IN. The cost of the survey shall be paid by the BUYER
          2. Compliance with LC. 32-21-5-1 et al, BUYER shall comply with I.C. 32-21-5-1 through I.C. 32-21-5-13.
          3. Lead Paint Inspection: SELLER hereby waives the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.
          4. Disclosure Document. BUYER shall deliver to SELLER a “disclosure document” in form and substance as proscribed by the Indiana Responsible Property Transfer Law, as amended, if the FIVE ACRE TRACT is “property” within the meaning of the Indiana Responsible Property Transfer Law, or if the FIVE ACRE TRACT is not “property” within the meaning of the Indiana Responsible Property Transfer Law, then a certificate in form and substance satisfactory to SELLER that the FIVE ACRE TRACT is not subject to the provisions of the Indiana Responsible Property Transfer Law,
          5. Method of Conveyance. BUYER will execute and deliver to SELLER a warranty deed for the FIVE ACRE TRACT conveying the same to SELLER free and clear of all liens and encumbrances except easements and restrictions of record; except oil and gas leases of record; except the liens and encumbrances as set forth in this exhibit “B”; and except any liens and encumbrances that may possibly attach to the above described FIVE ACRE TRACT by reason of the acts of omission or commission of the SELLER.
          6. Evidence of Title: BUYER shall provide to SELLER, at BUYER’S expense, a commitment for title insurance, certified to a date within fifteen (15) days of delivery to SELLER, showing merchantable title to the FIVE ACRE TRACT in the names of Timothy L Cheesman and Diana S. Cheesman, husband and wife, and showing the FIVE ACRE TRACT to be free and clear of any and all liens and encumbrances, except for easements, restrictions and conditions of record; except for oil and gas leases of record; except as hewn’ set forth and mentioned in this agreement; except any liens and encumbrances that may possibly attach to the FIVE ACRE TRACT by reason of the acts of omission or commission of the SELLER; and except any liens and encumbrances which will be paid at the closing of the transaction between BUYER and Timothy L. (linesman and Diana S. Cheesman, husband and wife. SELLER shall have seven (7) days after the delivery of said commitment for title insurance to notify BUYER of the acceptance of title or of any defects therein. BUYER shall cure any defects in title within seven (7) days after SELLER’S written notice of the same.
          On or before thirty (30) days after the closing of this transaction, BUYER shall deliver to SELLER. a title insurance policy which shall show merchantable title to the FIVE ACRE TRACT in the name of SELLER and show said FIVE ACRE TRACT to be free and clear of any and all liens and encumbrances except as herein set forth and mentioned in this agreement.

EXHIBIT “B”
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          7. Real estate Taxes. BUYER. shall pay all installments of property taxes which become due prior to the Closing. Property taxes and assessments relating to the PROPERTY for the calendar year of the Closing shall be prorated between SELLER and BUYER as of the Closing date. If the actual amount of taxes for the calendar year of the Closing is not known at the time of the Closing date, the proration shall be based on the amount of taxes due and payable with respect to the PROPERTY for the calendar year immediately preceding the calendar year of the closing, and SELLER shall be credited on the closing statement at the Closing BUYER’S pro rata portion of those taxes.,
          8. Condition of Property at Closing. Pending the close of this transaction, if the improvements on the FIVE ACRE TRACT are damaged or destroyed by fire or other casualty, SELLER or BUYER may elect to void this contract. SELLER takes the improvements on the FIVE ACRE TRACT as is. SELLER makes no warranties concerning said improvements, including any warranty of Habitability.
          9. Right of First Refusal. As part consideration for the Option, BUYER and SELLER agree to execute the Right of First Refusal, attached hereto as Exhibit “1”, immediately upon the conveyance of the FIVE ACRE TRACT from BUYER to SELLER.

AGREEMENT FOR RIGHT OF FIRST REFUSAL
     This agreement made and entered by and between Dale Bartels and Bonnie Bartels, husband and hereinafter referred to as FIRST PARTY, and. Cardinal Ethanol, L.LC, an Indiana Corporation, hereinafter referred to as SECOND PARTY, WITNESSETH:
     WHEREAS, FIRST PARTY is the owner of and possesses the legal title to the following described real estate situated in Randolph County, State of Indiana, to-wit The following described real estate situate in Randolph County, State of Indiana, to-wit:
     SURVEY DESCRIPTION OF FIVE ACRE TRACT TO BE INSERTED The above described real estate hereinafter referred to as REAL ESTATE.
     WHEREAS, FIRST PARTY purchased from SECOND PARTY the REAL ESTATE.
     WHEREAS, as part consideration for the entering of a certain option to purchase real estate entered by and between the Parties, the Parties agreed to enter this Right of First Refusal Agreement for the REAL ESTATE.
     Now therefore, in part consideration of the entering of a certain option to purchase real estate entered by and between the parties, and for the mutual promises contained herein, the Parties agree as follows:
EXHIBIT “1”

Page 1 of 5 pages

     1. Grant of Right: In the event that FIRST PARTY desires to enter an agreement for the sale and purchase of the REAL ESTATE, FIRST PARTY, and on behalf of FIRST PARTY’S successors and assigns, grants to SECOND PARTY the right of first refusal to purchase the REAL ESTATE at the same price and upon the same terms and conditions contained in such written Agreement, except as modified herein.
     2. Certificate of Offer: FIRST PARTY shall certify a complete, true, and correct copy of such Agreement to SECOND PARTY. SECOND PARTY shall I-lave a period of thirty (30) days from the date of receipt of such written Agreement to elect whether or not SECOND PARTY intends to accept or reject such Agreement.
     3. Acceptance of Offer: If SECOND PARTY desires to purchase the REAL ESTATE from FIRST PARTY upon the terms and conditions as set forth in such Agreement except as modified herein, SECOND PARTY shall so notify FIRST PARTY within thirty (30) days of the receipt of such written Agreement by FIRST PARTY and shall accompany such notice with. an earnest money deposit equivalent to any earnest money deposit that was made in the original Agreement. If SECOND PARTY fails to so notify FIRST PARTY of SECOND PARTY’s acceptance of such Agreement and exercise of the right of first refusal within said thirty (30) day period, such failure to notify FIRST PARTY shall be deemed a rejection of such Agreement.
     4. Consummation of Purchase: In the event of the exercise by SECOND PARTY of this Right of First Refusal, FIRST PARTY and SECOND PARTY shall consummate the sale for purchase of the REAL ESTATE within thirty
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(30) days after SECOND PARTY has notified FIRST PARTY, upon the terms and conditions of such Agreement as originally submitted to FIRST PARTY and as certified to SECOND PARTY, except such terms and conditions as may be modified by this Agreement. In the event that such Agreement should include as part of the consideration to be paid for the REAL ESTATE any particular or unique property, or the exchange of any other property, SECOND PARTY shall not be required to deliver to FIRST PARTY such property. but shall satisfy such obligations by the payment to FIRST PARTY of the cash equivalent of the value of such other property to FIRST PARTY, and an additional amount that will place FIRST PARTY in the same position, after payment of all taxes thereon, that FIRST PARTY would have been in had such exchange been made.
     5. Non-exercise: In the event that SECOND PARTY fails to exercise its right of first refusal, then FIRST PARTY shall be free to sell said REAL ESTATE on the exact same terms and conditions as certified to SECOND PARTY if the sale is closed within ninety (90) days after acceptance y FIRST PARTY. Any amended Agreement, or subsequent Agreement, shall be once again submitted to the SECOND PARTY for acceptance or rejection as provided above.
     6. Binding Effect: The terms and conditions of this right of first refusal shall be binding upon the heirs, personal representative, successors, and assigns of the parties for a period of twenty (20) years from date of execution.
     7. Authority. The undersigned person executing this agreement for and on behalf of SECOND PARTY represents and certifies that he is a duly elected officer of
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SECOND PARTY; that he has been duly authorized by proper resolution of the board of directors of SECOND PARTY to execute this Agreement for Right of First Refusal for and on behalf of SECOND PARTY; that SECOND PARTY is a limited liability company in good standing in the State of Indiana; and that all necessary action for the making of this Agreement has been taken and done.

Cardinal Ethanol, LLC

By:

Dale Bartels	Troy Prescott
President
Bonnie Bartels
FIRST PARTY		SECOND PARTY
State of Indiana,
                              County, SS:
     Before me, the undersigned Notary Public in and for said County and State, this             day of            , 2006, came Dale Bartels and Bonnie Bartels, and acknowledged the execution of the foregoing instrument.
     Witness my hand and official seal.

Notary Public
Printed Name:
County of Residence:
My Commission Expires:

Page 4 of 5 pages

State of Indiana,
Randolph County, SS:
     Personally appeared before me, the undersigned Notary Public in and for said County and State, this                 day of                , 2006, Troy Prescott, personally known to me to be President of Cardinal Ethanol, LLC, an Indiana Limited Liability Company, and after first being duly sworn upon his oath, acknowledged the execution of the above and foregoing instrument for and on behalf of Cardinal Ethanol, LLC, and stated that the representations contained therein are true.

Notary Public
Printed Name:
County of Residence:
My Commission Expires:

This instrument prepared by Robert G. Cook, Attorney-at-Law, Winchester, IN.
Prescribed by the

State Board of Accounts (2005)	County Form 170
Declaration
This form is to be signed by the preparer of a document and recorded with each document in accordance with IC 36-2-7.5-5(a).
I, the undersigned preparer of the attached document, In accordance with IC 36-2-7.5, do hereby affirm under the penalties of perjury:
1.	I have reviewed the attached document for the purpose of identifying and, to the extent permitted by law, redacting all Social Security numbers;

2.	I have redacted, to the extent permitted by law, each Social Security number in the attached document.
I, the undersigned, affirm under the penalties of perjury, that the foregoing declarations are true.

/s/ Robert G. Cook
Signature of Declarant

Robert G. Cook
Printed Name of Declarant

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